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                                                                    Exhibit 23








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-50934 on Form S-1 of Foodmaker, Inc. and in Registration Statement Nos. 33-67450, 33-54602 and 33-51490 on Form S-8 of Foodmaker, Inc. of our report on Family Restaurants, Inc. dated March 22, 1994, included in the Annual Report on Form 10-K of Family Restaurants, Inc. (formerly known as The Restaurant Enterprises Group, Inc.) for the year ended December 26, 1993.

DELOITTE & TOUCHE

Costa Mesa, California
April 12, 1994